SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 21, 2003
                                                           --------------


                             ST. JUDE MEDICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

         0-8672                                           41-1276891
         ------                                           ----------
(Commission file number)                       (IRS employer identification no.)

                  One Lillehei Plaza, St. Paul, Minnesota 55117
                  ---------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (651) 483-2000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5. OTHER EVENTS.

         Effective as of December 20, 2002, St. Jude Medical, Inc., a Minnesota corporation (the "Company"), amended the Rights Agreement dated as of July 16, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). The amendment (the "Amendment") was adopted by the Company's Board of Directors on December 20, 2002, and executed on March 21, 2003.

         The Amendment amends the definition of "Acquiring Person" contained in
Section 1(a) of the Rights Agreement to provide that in addition to other exceptions set forth in Section 1(a), an Acquiring Person does not include FMR Corp. (one of the Company's institutional shareholders), together with FMR Corp.'s Affiliates and Associates, so long as FMR Corp., together with all of its Affiliates and Associates, is the Beneficial Owner of less than 20% of the Company's Voting Stock then outstanding.

         A copy of the Amendment has been attached as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Amendment. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

1.       Amendment No. 1 to Rights Agreement.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ST. JUDE MEDICAL, INC.



                                          By: /s/ Kevin T. O'Malley
                                              ---------------------
                                              Kevin T. O'Malley
                                              Vice President and General Counsel
Date:  March 21, 2003









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


                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------
     1            Amendment No. 1 to Rights Agreement.











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